Exhibit 3.1

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

THE GENLYTE GROUP INCORPORATED

Dated: January 25, 2008

Pursuant to, and in accordance with, Section 242 and Section 245 of the General Corporation Law of the State of Delaware, The Genlyte Group Incorporated, a corporation incorporated in the State of Delaware on January 24, 1985 (the “Corporation”), the Third Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

FIRST:  The name of the Corporation is The Genlyte Group Incorporated.

SECOND:  The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.  The name of its registered agent at that address is The Corporation Trust Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

FOURTH

A.

The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”).

Shares of capital stock of the Corporation may be issued for such consideration, not less than the par value thereof, as shall be fixed by the Board of Directors, and shares issued for such consideration shall be fully paid and non-assessable.

B.

The following is a statement of the powers, preferences and rights and the qualifications, restrictions and limitations of the Common Stock:

1.             Dividends.  Subject to the preferences and other rights of the Preferred Stock as fixed in this Fourth Amended and Restated Certificate of Incorporation, as it may be amended form time to time (this “Certificate of

Incorporation”) or in the resolution or resolutions of the Board of Directors providing for the issue of such Preferred Stock pursuant to Paragraph C of this Article FOURTH, the holders of record of Common Stock shall be entitled to receive such dividends as may from time to time be declared by the Board of Directors out of funds legally available therefor.

2.             Liquidation.  In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, voluntary or involuntary, after payment to the holders of Preferred Stock of the amounts to which they are entitled under this Certificate of Incorporation or in the resolution or resolutions of the Board of Directors providing for the issue of such Preferred Stock pursuant to Paragraph C of this Article FOURTH, the assets of the Corporation available to stockholders shall be distributed equally per share to the holders of Common Stock.

3.             Voting Rights.  The holders of shares of Common Stock shall be entitled to one vote in respect of each share held.

C.

The Corporation may issue Preferred Stock from time to time in one or more series as the Board of Directors may establish by the adoption of a resolution or resolutions relating thereto, each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors pursuant to authority to do so, which authority is hereby granted to the Board of Directors.

FIFTH:  the duration of the Corporation is to be perpetual.

SIXTH

A.

Except as may be provided pursuant to resolutions of the Board of Directors, adopted pursuant to the provisions of this Certificate of Incorporation, establishing any series of Preferred Stock and granting to holders of shares of such series of Preferred Stock rights to elect additional directors under specified circumstances, the number of directors of the Corporation shall be determined from time to time in the manner described in the Third Amended and Restated By-laws of the Corporation, as it may be amended from time to time (the “By-laws”).  No director need be a stockholder.

B.

Except as otherwise provided in a resolution of the Board of Directors, adopted pursuant to the provisions of this Certificate of Incorporation, establishing a series of Preferred Stock and creating in the holders of shares of such series rights to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors, or by a sole remaining director.

C.

Subject to the rights of holders of any series of Preferred Stock to elect directors under circumstances specified in a resolution of the Board of Directors, adopted pursuant to the provisions of this Certificate of Incorporation establishing such series, any director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class.

D.

Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of a majority of the voting power of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with this Article SIXTH.

SEVENTH

Except as required by law and subject to the rights of the holders of any series of Preferred Stock established pursuant to the provisions of this Certificate of Incorporation, special meetings of stockholders may be called only by the Board of Directors or by the President pursuant to a resolution approved by a majority of the then authorized number of the directors of the Corporation (as determined in accordance with the By-laws).  Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of a majority of the voting power of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, any provision of this Article SEVENTH.

EIGHTH

Stockholder action may be taken at an annual or special meeting of stockholders of the Company or by action by written consent in lieu of a meeting.  Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of a majority of the voting power of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article EIGHTH.

NINTH

[Reserved.]

TENTH

Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ELEVENTH

No contract or other transaction of the Corporation shall be void, voidable, fraudulent or otherwise invalidated, impaired or affected, in any respect, by reason of the fact that any one or more of the officers, directors or stockholders of the Corporation shall individually be party or parties thereto or otherwise interested therein or shall be officers, directors of stockholders of any other corporation or corporations which shall be party or parties thereto or otherwise interested therein; provided that such contract or other transactions be duly authorized or ratified by the Board of Directors, with the assenting vote of a majority of the disinterested directors then present, or, if only one such is present, with his assenting vote.

TWELFTH

The Board of Directors may from time to time make, amend, supplement or repeal the By-laws; provided, however, that the stockholders may change or repeal any By-law adopted by the Board of Directors; and provided, further, that no amendment or supplement to the By-laws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders.  Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of a majority of the voting power of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, any provision of this Article TWELFTH.

THIRTEENTH

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

FOURTEENTH

A.

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

B.

(1)           Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in this paragraph (b), the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.  The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(2)           Right of Claimant to Bring Suit.  If a claim under subparagraph (b)(1) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(3)           Non-Exclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(4)           Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, office, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

C.

Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of a majority of the voting power of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with this Article FOURTEENTH.

[signature page follows]

IN WITNESS WHEREOF, the undersigned, being an authorized officer of the Corporation, have executed this Fourth Amended and Restated Certificate of Incorporation as of the date first indicated above.

/s/ Larry K. Powers
Name: Larry K. Powers
Title: Chairman, CEO and President